BlackBerry Limited
Subsidiaries

Name	Country of Incorporation
1885282 Ontario Inc.	Canada
2236008 Ontario Inc.	Canada
AtHoc, Inc.	United States of America (State of Delaware)
BlackBerry Government Solutions LLC	United States of America (State of Delaware)
BoxTone Inc.	United States of America (State of Delaware)
Cylance AB	Sweden
Cylance FZ-LLC	United Arab Emirates
Cylance Germany GmbH	Germany
Cylance Inc.	United States of America (State of Delaware)
Cylance Ireland Limited	Ireland
Cylance Japan K.K.	Japan
Cylance, Pty Ltd	Australia
Cylance Singapore Pte. Ltd.	Singapore
Cylance UK Limited	United Kingdom
CypherFrame B.V.	Netherlands
CypherFrame Holdings, Inc.	United States of America (State of Delaware)
Encription Holdings Limited	United Kingdom
Encription Ireland Limited	Ireland
Encription Limited	United Kingdom
Good Technology Corporation	United States of America (State of Delaware)
Good Technology Italy S.r.L.	Italy
Good Technology (HK) Limited	Hong Kong
Good Technology Netherlands B.V.	Netherlands
Good Technology Nordics AB	Sweden
Good Technology Software Inc.	United States of America (State of Delaware)
Good Technology Spain, S.L.	Spain
Good Technology (UK) Ltd.	United Kingdom
Movirtu Limited	United Kingdom
PT BlackBerry Indonesia	Indonesia
QNX Software Systems Limited	Canada
QNX Software Systems, Inc.	United States of America (State of California)
QNX Software Systems K.K.	Japan
QNX Software Systems GmbH	Germany
BlackBerry Argentina S.A.	Argentina
BlackBerry Australia PTY Limited	Australia
BlackBerry Belgium BV	Belgium
Research In Motion Bilgisayar Destek Hizmet Limited Sirketi	Turkey
BlackBerry Corporation	United States of America (State of Delaware)
BlackBerry Deutschland GmbH	Germany

BlackBerry France S.A.S.	France
BlackBerry HK Limited	Hong Kong
BlackBerry India Private Limited	India
BlackBerry Italy S.r.L.	Italy
BlackBerry Japan Limited	Japan
BlackBerry Mexico, S.A. DE C.V.	Mexico
BlackBerry Middle East & Africa, FZ-LLC	United Arab Emirates
BlackBerry Netherlands B.V.	Netherlands
BlackBerry Technologies Nigeria Limited	Nigeria
BlackBerry Saudi Arabia Limited	Kingdom of Saudi Arabia
BlackBerry Servicos De Suporte De Vendas Do Brasil Ltda.	Brasil
BlackBerry Singapore Pte. Limited	Singapore
BlackBerry Mobile South Africa (Proprietary) Limited	South Africa
BlackBerry Spain S.L.	Spain
BlackBerry UK Limited	United Kingdom
RIM Mobile Sci&Tech (China) Co., Ltd.	China
Secusmart GmbH	Germany
Visto Corp.	United States of America (State of Washington)
Visto International Corporation	United States of America (State of Delaware)
Watchdox, Inc.	United States of America (State of Delaware)
Watchdox Ltd.	Israel